                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 15 to Registration Statement of Mercury Master Trust (the "Trust") on Form N-1A (Investment Company Act File No. 811-09049) of our reports dated July 8, 2003 on each of the Portfolios of the Trust listed below appearing in the respective May 31, 2003 Annual Report of the corresponding feeder fund listed below, in Part B of this Registration Statement.

Portfolio of the Trust                                          Corresponding Feeder Fund
----------------------                                          -------------------------

Merrill Lynch Master International Portfolio
(formerly Mercury Master International Portfolio)               Merrill Lynch International Fund

Merrill Lynch Master Pan-European Growth Portfolio              Merrill Lynch Pan-European Growth
(formerly Mercury Master Pan-European Growth Portfolio)         Fund

Merrill Lynch Master Small Cap Growth Portfolio
(formerly Master Small Cap Growth Portfolio)                    Merrill Lynch Small Cap Growth Fund

We also consent to the incorporation by reference in Part B of this Registration Statement of our report dated January 16, 2003 on Merrill Lynch Master Global Balanced Portfolio (formerly Mercury Master Global Balanced Portfolio) of the Trust appearing in the November 30, 2002 Annual Report of Merrill Lynch Global Balanced Fund.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
September 19, 2003